                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 8, 2006

                            Kimco Realty Corporation

               (Exact Name of Registrant as Specified in Charter)


          Maryland                      1-10899               13-2744380
----------------------------         --------------       ------------------
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
      of Incorporation)               File Number)        Identification No.)


                             3333 New Hyde Park Road
                       New Hyde Park, New York 11042-0020

                    (Address of Principal Executive Offices)
                              --------------------

                                 (516) 869-9000

              (Registrant's telephone number, including area code)

          (Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. Below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                TABLE OF CONTENTS

ITEM 8.01 OTHER EVENTS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

Exhibit Index
EXHIBIT 23.1

ITEM 8.01. OTHER EVENTS

During March 2006, Kimco Realty Corporation and Subsidiaries (the "Company") acquired interests in two shopping center properties located in Caguas and Carolina, Puerto Rico, comprising an aggregate of approximately 0.8 million square feet of gross leasable area ("GLA"), valued at an aggregate $185.9 million. The properties were acquired through the issuance of redeemable units from a consolidated subsidiary and consist of approximately $84.4 million of floating and fixed-rate redeemable units, approximately $29.1 million of redeemable units, which are redeemable at the option of the holder and approximately $72.4 million in cash.

Additionally during March 2006, the Company committed to acquire interests in five additional shopping center properties located in Puerto Rico, comprising an aggregate of approximately 1.4 million square feet of GLA, with an aggregate value of approximately $262.3 million. Consideration for these additional acquisitions will consist of approximately $41.5 million of cash, the issuance of approximately $72.0 million of floating and fixed-rate redeemable units, the issuance of approximately $16.7 million of redeemable units, which are redeemable at the option of the holder and the assumption of approximately $132.1 million of non-recourse mortgage debt. The additional acquisitions are scheduled to close the earlier of the completion of the mortgage assumptions or December 1, 2006.

These property transactions (the "Puerto Rico Portfolio") are with unrelated third parties and represent individually insignificant acquisitions.

Details of the Puerto Rico Portfolio acquisition are as follows (in thousands):


                                                                           Purchase Price
                                                      ------------------------------------------------------
                                                                                Debt
                                                                                Assumed
Property Name                    Location               Cash      Units Issued  (2)           Total     GLA
-------------                    -----------------    --------    ------------  --------    --------   -----
Plaza Centro (1)                 Caguas, PR           $ 51,271    $ 80,959      $      -    $132,230     441
Los Colobos (1)                  Carolina, PR           38,591      51,790        14,470     104,851     342
Western Plaza                    Mayaguez, PR            6,495      22,290        27,670      56,455     352
Ponce Town Center                Ponce, PR               3,949      12,555        25,813      42,317     200
Rexville Town Ctr                Bayamon, PR             4,762      21,339        44,386      70,487     195
Trujillo Alto Plaza              Trujillo Alto, PR       7,512      11,490        14,681      33,683     203
Villa Maria SC                   Manati, PR              1,292       1,749         5,125       8,166      70
                                                      --------    --------      --------    --------   -----
                                                      $113,872    $202,172      $132,145    $448,189   1,803
                                                      ========    ========      ========    ========   =====

(1) Includes properties acquired during March 2006.
(2) Assumed mortgages bear interest at fixed rates ranging from 5.48% to 8.17% and maturities ranging from September 2007 to March 2014.

FORWARD LOOKING STATEMENTS

Some of the information included in this report contains forward-looking statements, such as those related to the purchase price and financial statements of property acquisitions, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations - Business Risks" and elsewhere in our most recent annual report for the year ended December 31, 2005 Form 10-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

   (a) Report of Independent Auditors

   - Combined Historical Summary of Revenues and Certain Expenses of the Puerto Rico Portfolio for the year ended December 31, 2005

   - Notes to Combined Historical Summary of Revenues and Certain Expenses for the Puerto Rico Portfolio for the year ended December 31, 2005

   (b) Pro Forma Financial Information for Kimco Realty Corporation (Unaudited):

   -   Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005

   - Notes and adjustments to Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005

   - Pro Forma Consolidated Statement of Income for the year ended December 31, 2005

   - Notes and adjustments to Pro Forma Consolidated Statement of Income for the year ended December 31, 2005

   (c) Pro Forma Statement of Estimated Taxable Operating Results and Cash to be Made Available by Operations

   (d) Exhibits:

        23.1 Consent of PricewaterhouseCoopers LLP

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Kimco Realty Corporation:

We have audited the accompanying Combined Historical Summary of Revenues and Certain Expenses (the "Historical Summary") of the Puerto Rico Portfolio (the "Portfolio") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (for inclusion in the Form 8-K of Kimco Realty Corporation) as described in Note 1 and is not intended to be a complete presentation of the Portfolio's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Portfolio for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
New York, New York
May 5, 2006

                              Puerto Rico Portfolio
          Combined Historical Summary of Revenues and Certain Expenses
                    For the Year Ended December 31, 2005
                                 (in thousands)


Revenues
Rental revenue                                                      $38,515
                                                                    -------

Expenses
Real estate taxes                                                       924
Operating and maintenance                                             7,241
General and administrative                                            1,091
                                                                    -------

Total expenses                                                        9,256
                                                                    -------


Revenues in excess of certain expenses                              $29,259
                                                                    =======



        The accompanying notes are an integral part of this combined historical summary.

   Notes to Combined Historical Summary of Revenues and Certain Expenses
                    For the Year Ended December 31, 2005

1. BACKGROUND AND BASIS OF PRESENTATION

The accompanying combined historical summary of revenues and certain expenses (the "Historical Summary") presents the results of operations of the Puerto Rico Portfolio (the "Portfolio") for the year ended December 31, 2005. During March 2006, Kimco Realty Corporation and Subsidiaries (the "Company") acquired interests in two shopping center properties located in Caguas and Carolina, Puerto Rico, comprising an aggregate of approximately 0.8 million square feet of gross leasable area "GLA", for an aggregate purchase price of approximately $185.9 million. Additionally during March 2006, the Company committed to acquire five additional shopping center properties located in Puerto Rico, comprising an aggregate of approximately 1.4 million square feet of GLA, for an aggregate purchase price of approximately $262.1 million. Details of the Portfolio are as follows (in thousands):

                                                                   GLA
Property Name                   Location                       (unaudited)
-------------                   --------                       -----------
Plaza Centro                    Caguas, PR                           441
Los Colobos                     Carolina, PR                         342
Western Plaza                   Mayaguez, PR                         352
Ponce Town Center               Ponce, PR                            200
Rexville Town Center            Bayamon, PR                          195
Trujillo Alto Plaza             Trujillo Alto, PR                    203
Villa Marie SC                  Manati, PR                            70
                                                                   -----
                                                                   1,803

The accompanying Historical Summary has been prepared on the accrual basis of accounting and is presented on a combined basis due to common ownership. The Historical Summary has been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of the Company. The Historical Summary is not intended to be a complete presentation of the revenues and expenses of the Portfolio as certain expenses, primarily depreciation and amortization, interest, property management fees and other costs not directly related to the future operations of the Portfolio, have been excluded.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Base rental revenues from rental properties are recognized on a straight-line basis over the terms of the related leases. Certain of these leases also provide for percentage rents based upon the level of sales achieved by the lessee. These percentage rents are recognized once the required sales level is achieved. Rental income may also include payments received in connection with lease termination agreements. In addition, leases typically provide for reimbursement to the Company of common area maintenance costs, real estate taxes and other operating expenses. Operating expense reimbursements are recognized as earned.

PROPERTY OPERATING EXPENSES

Property operating expenses represent the direct expenses of operating the Portfolio and include maintenance, utilities and repair costs that are expected to continue in the ongoing operations of the Portfolio. Expenditures for maintenance and repairs are charged to operations as incurred.

USE OF ESTIMATES

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period, to disclose contingent

        Notes to Historical Summary of Revenues and Certain Expenses
                    For the Year Ended December 31, 2005

assets and liabilities at the date of the Historical Summary and report amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

3. COMMITMENTS

The Puerto Rico Portfolio leases premises to tenants pursuant to lease agreements, which provide for terms ranging from two to 35 years. The future minimum revenues from rental property under the terms of all-non-cancellable tenant leases, assuming no new or renegotiated leases are executed for such premises, for the future years are approximately as follows (in thousands):

                     2006               $ 31,032
                     2007                 30,231
                     2008                 29,291
                     2009                 27,472
                     2010                 24,733
                    Thereafter           170,124
                                        --------

                    Total               $312,883
                                        ========

                          KIMCO REALTY CORPORATION
                PRO FORMA FINANCIAL INFORMATION INTRODUCTION
                                (UNAUDITED)

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2005, has been prepared to reflect the effect of the Puerto Rico Portfolio acquisition by the Company, as if such transaction had occurred on December 31, 2005.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2005, has been prepared to reflect the effect of the Puerto Rico Portfolio acquisition by the Company, as if such transaction had occurred on January 1, 2005.

These unaudited pro forma consolidated statements should be read in connection with the historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. In the opinion of management, the pro forma consolidated financial information provides for all adjustments necessary to reflect the effects of the above transactions.

The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

The Puerto Rico Portfolio's five largest tenants were Wal-Mart, The Home Depot, Sears Holdings, Office Max and Costco, which represented approximately 7.3%, 6.9%, 4.5%, 4.1% and 3.2% of the Puerto Rico Portfolio's annual base rental revenue for the year ended December 31, 2005.

The Company currently anticipates that it will spend approximately $500,000 over the next year for capital improvements for the Puerto Rico Portfolio.

The Company, after reasonable inquiry, is not aware of any material factors relating to the Puerto Rico Portfolio other than those stated above that would cause the reported financial information not to be indicative of future operating results.

                    KIMCO REALTY CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2005
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                                    PUERTO RICO
                                                                                                     PORTFOLIO
                                                                                    COMPANY (1)    ACQUISITION (2)     PRO FORMA
                                                                                    -----------    ---------------    -----------
Assets:
  Real estate, net                                                                  $ 3,820,279    $   479,198 (2)    $ 4,299,477
  Investment and advances in real estate joint ventures                                 735,648                           735,648
  Other real estate investments                                                         283,035                           283,035
  Mortgages and other financing receivables                                             132,675                           132,675
  Cash and cash equivalents                                                              76,273        (53,872)(2)         22,401
  Marketable securities                                                                 206,452                           206,452
  Accounts and notes receivable                                                          64,329                            64,329
  Other assets                                                                          215,945                           215,945
                                                                                    -----------    -----------        -----------
                                                                                    $ 5,534,636    $   425,326        $ 5,959,962
                                                                                    ===========    ===========        ===========

Liabilities & Stockholders' Equity:
  Notes payable                                                                     $ 2,147,405    $    60,000 (2)    $ 2,207,405
  Mortgages payable                                                                     315,336        134,330 (2)        449,666
  Construction loans payable                                                            228,455                           228,455
  Dividends payable                                                                      78,168                            78,168
  Other liabilities                                                                     255,214         28,824 (2)        284,038
                                                                                    -----------    -----------        -----------
                                                                                      3,024,578        223,154          3,247,732
                                                                                    -----------    -----------        -----------
  Minority interests                                                                    122,844        202,172 (2)        325,016
                                                                                    -----------    -----------        -----------
  Commitments and contingencies

Stockholders' Equity
  Preferred stock, $1.00 par value, authorized 3,600,000 shares Class F
  Preferred Stock, $1.00 par value, authorized 700,000 shares
      Issued and outstanding 700,000 shares                                                 700                               700
      Aggregate liquidation preference $175,000
  Common stock, $.01 par value, authorized 300,000,000 shares
      Issued and outstanding 228,059,056                                                  2,281                             2,281
  Paid-in capital                                                                     2,255,332                         2,255,332
  Retained earnings                                                                      59,855                            59,855
                                                                                    -----------    -----------        -----------
                                                                                      2,318,168              -          2,318,168
Accumulated other comprehensive income                                                   69,046                            69,046
                                                                                    -----------    -----------        -----------
                                                                                      2,387,214              -          2,387,214
                                                                                    -----------    -----------        -----------
                                                                                    $ 5,534,636    $   425,326        $ 5,959,962
                                                                                    ===========    ===========        ===========


     The accompanying notes are an integral part of this pro forma condensed consolidated balance sheet.

                            KIMCO REALTY CORPORATION
                       NOTES AND ADJUSTMENTS TO PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005
                        (UNAUDITED, DOLLARS IN THOUSANDS)

(1) Reflects the unaudited condensed consolidated balance sheet of the Company as of December 31, 2005. See the historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

(2) Reflects the acquisition of the Puerto Rico Portfolio and may differ from the actual purchase price allocation upon realization of any accrued costs and final fair value determination of certain intangible assets and liabilities. The aggregate purchase price of approximately $448.2 million has been allocated to the tangible and intangible assets and liabilities of the properties in accordance with Statement of Accounting Standards ("SFAS") No. 141, Business Combinations ("SFAS No. 141"). Real estate, net includes intangible assets for the value attributable to above market leases, in-place leases, and tenant relationships. The total purchase price is increased by intangible liabilities for the value attributable to assumed mortgage debt premiums and below market leases and decreased for the value attributable to assumed mortgage debt discounts. The source of funding for these acquisitions consists of approximately $113.9 million in cash, the issuance of approximately $156.4 million of floating and fixed-rate redeemable units, the issuance of approximately $45.8 million of redeemable units, which are redeemable at the option of the holder, and the assumption of approximately $132.1 million of non-recourse mortgage debt. The cash portion of the acquisition price consists of existing cash and a $60.0 million borrowing from the Company's unsecured revolving credit facility.

The purchase price has been allocated as follows (in thousands):

                                      Purchase Price Allocation
                                      -------------------------
Land                                    30.1%        $135,112
Building                                43.2%         193,661
Building Improvements                   20.1%          90,075
Tenant Improvements                      5.0%          22,519
Leases in Place                          4.8%          21,618
Tenant Relationships                     1.9%           8,557
Above Market Leases                      1.7%           7,656
Below Market Leases                     -6.4%         (28,824)
Net Mortgage Premium                    -0.4%          (2,185)
                                       -----         --------
                                       100.0%        $448,189
                                       =====         ========

                            KIMCO REALTY CORPORATION
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2005
                                   (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                             PUERTO RICO
                                                                              PORTFOLIO
                                                              COMPANY (1)   ACQUISITION (2)    ADJUSTMENTS    PRO FORMA
                                                              -----------   ---------------   -------------   ---------
REAL ESTATE OPERATIONS:
Revenues from rental property                                  $ 522,545      $  38,515 (2)   $   3,039 (3)   $ 564,099
                                                               ---------      ---------       ---------       ---------

Rental property expenses:
         Rent                                                     10,267              -               -          10,267
         Real estate taxes                                        67,022            924 (2)           -          67,946
         Operating and maintenance                                60,686          7,241 (2)           -          67,927
                                                               ---------      ---------       ---------       ---------
                                                                 137,975          8,165               -         146,140
                                                               ---------      ---------       ---------       ---------

                                                                 384,570         30,350           3,039         417,959

Mortgage and other financing income                               27,586              -               -          27,586
Management and other fee income                                   30,474              -               -          30,474
Depreciation and amortization                                   (105,942)             -         (11,144)(4)    (117,086)
General and administrative expenses                              (56,803)        (1,091)(2)           -         (57,894)

Interest, dividends and other investment income                   28,350              -               -          28,350
Other income/(expense), net                                        5,393              -               -           5,393
Interest expense                                                (127,711)             -         (10,724)(5)    (138,435)
                                                               ---------      ---------       ---------       ---------
                                                                 185,917         29,259         (18,829)        196,347

Provision for income taxes                                          (430)             -               -            (430)

Income from other real estate investments                         57,943              -               -          57,943
Equity in income of real estate joint ventures, net               77,454              -               -          77,454
Minority interests in income, net                                (12,446)             -         (13,784)(6)     (26,230)
Gain on sale of development properties
         net of tax of $10,824                                    22,812              -               -          22,812
                                                               ---------      ---------       ---------       ---------

          INCOME FROM CONTINUING OPERATIONS                      331,250         29,259         (32,613)        327,896
                                                               ---------      ---------       ---------       ---------

      Preferred stock dividends                                  (11,638)             -               -         (11,638)
                                                               ---------      ---------       ---------       ---------

          INCOME FROM CONTINUING OPERATIONS
            AVAILABLE TO COMMON SHAREHOLDERS                   $ 319,612      $  29,259       $ (32,613)      $ 316,258
                                                               ---------      ---------       ---------       ---------

Per common share:
      Income from continuing operations:
           -Basic                                              $    1.41                                      $    1.40
                                                               =========                                      =========
           -Diluted                                            $    1.38                                      $    1.37
                                                               =========                                      =========


 Weighted average common shares outstanding:
           -Basic                                                226,641                                        226,641
                                                               =========                                      =========
           -Diluted                                              230,868                                        231,508 (7)
                                                               =========                                      =========



          The accompanying notes are an integral part of this pro forma consolidated statement of income.

                            KIMCO REALTY CORPORATION
                       NOTES AND ADJUSTMENTS TO PRO FORMA
                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2005
                        (UNAUDITED, DOLLARS IN THOUSANDS)

(1) Reflects the consolidated operations of the Company related to continuing operations for the year ended December 31, 2005. Revenues and expenses related to discontinued operations are not included. See the historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

(2) Reflects the rental revenues and operating expenses of the Puerto Rico Portfolio based on the historical operations of such properties for the year prior to acquisition by the Company.

(3) Reflects an adjustment to straight-line rent to re-set each tenant's beginning lease term to January 1, 2005 and one year of amortization of above-market and below-market leases (see table below).

(4) Reflects the estimated depreciation and amortization for the Puerto Rico Portfolio acquisition in accordance with SFAS No. 141, generally using the estimated useful lives of the real estate investments and related intangibles based on the purchase price allocation. Depreciation and amortization expense is computed on a straight-line basis over the estimated useful life of the assets or liabilities as follows (in thousands):


                                                        Annual Depreciation &         Rental      Interest
                              Estimated Useful Life     Amortization Expense          Revenue     Expense
                              ---------------------     --------------------          -------     -------
Building                               50                       $  3,873
Building Improvements                  45                          2,002
Tenant Improvements                    10                          2,252
Leases in Place                        10                          2,162
Tenant Relationships                   10                            855
Above Market Leases                    10                              -           $    765
Below Market Leases                    10                              -             (2,882)
Net Mortgage Premium                    4                              -                  -         $(105)
                                                                --------           --------         -----
                                                                $ 11,144           $ (2,117)        $(105)
                                                                ========           ========         =====

(5) Reflects the interest expense based on assumed mortgages related to the Puerto Rico Portfolio acquisitions. Any mortgage premium or discount on existing debt that is assumed is amortized into interest expense over the remaining term of the related debt instrument (see table above). Additionally includes the interest expense for the line of credit borrowing based on the additional outstanding balance of the line of credit multiplied by the average interest rate. The calculation of proforma interest expense is as follow (in thousands):

Assumed Mortgages                                                     $132,145
Weighted average fixed interest rate                                      6.56%
                                                                      --------
     Annual interest expense                                          $  8,674
                                                                      ========

Line of credit borrowing                                              $ 60,000
Weighted averaged variable interest rate from 1/1/05 to 12/31/05          3.59%
                                                                      --------
    Annual interest expense                                           $  2,155
                                                                      ========

If market rates of interest on the variable debt changed by a 1% variance, then the increase or decrease in interest expense on the variable debt would be approximately $0.6 million annually.

(6) Reflects the annual rate of return to the unitholders. Annual return is based upon floating and fixed-rates and the Company's common stock dividend.

                            KIMCO REALTY CORPORATION
                       NOTES AND ADJUSTMENTS TO PRO FORMA
                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2005
                        (UNAUDITED, DOLLARS IN THOUSANDS)

(7) Reflects the assumed conversion of certain stock options/deferred awards and convertible units as follows (in thousands):


Weighted average common shares outstanding - basic              226,641

Effect of dilutive securities:
     Stock options/deferred stock awards                          4,227
     Assumed conversion of certain convertible units                640
                                                                -------

Weighted average common shares outstanding - diluted            231,508
                                                                =======

                            KIMCO REALTY CORPORATION
       PRO FORMA STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS AND CASH
                       TO BE MADE AVAILABLE BY OPERATIONS
                                   (unaudited)

The following represents an estimate of the taxable operating results and cash to be made available by operations by the Company (including the Puerto Rico Portfolio) based upon the pro forma consolidated statement of operations for the year ended December 31, 2005. These estimated results do not purport to represent results of operations for the Company in the future and were prepared based on the assumptions outlined in the following note, which should be read in conjunction with this statement.


                                                                                  Proforma
                                                                                   (000's)
                                                                                 ---------
Income from continuing operations                                                $ 327,896

Net book depreciation in excess of tax depreciation                                  6,072
Deferred and prepaid rents                                                          (3,800)
Exercise of non-qualified stock options                                            (33,752)
Book/tax differences from investment in real estate joint ventures                  (3,350)
Valuation adjustment of foreign currency contracts                                   2,537
Other book/tax differences, net                                                     16,980
                                                                                 ---------

Estimated taxable operating income                                                 312,583

Adjustments:
   Add -
        Depreciation                                                               117,086
        Net book depreciation in excess of tax depreciation                         (6,072)
        Amortization of acquired above-market and below market leases                2,117
        Amortization of mortgage premium/discount                                      105
                                                                                 ---------

Estimated cash to be made available by operations                                $ 425,819
                                                                                 =========





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


                            KIMCO REALTY CORPORATION
     NOTE TO PRO FORMA STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS AND
                    CASH TO BE MADE AVAILABLE BY OPERATIONS
                                   (unaudited)


1. Basis of Presentation

The pro forma results for December 31, 2005 presented in the Statement of Estimated Taxable Operating Results and Cash to be Made Available by Operations summarize the adjustments made to the results of operations of the Company for the year ended December 31, 2005. The pro forma adjustments reflect activity as if the acquisition of the Puerto Rico Portfolio had been completed as of January 1, 2005.










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


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 8, 2006                    KIMCO REALTY CORPORATION
                                            (registrant)


                                     By: /s/ Michael V. Pappagallo
                                     ---------------------------------
                                     Name: Michael V. Pappagallo
                                     Its: Executive Vice President
                                     and Chief Financial Officer



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

EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------
        23.1          Consent of PricewaterhouseCoopers LLP





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